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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): December 5, 2000



                             U.S. Interactive, Inc.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)



            Delaware                    0-26923                23-3316696
-------------------------------       ------------        ----------------------
(State or other jurisdiction of       (Commission           (I.R.S. Employer
 incorporation or organization)       File Number)        Identification Number)



                           2012 Renaissance Boulevard
                       King of Prussia, Pennsylvania 19406
              -----------------------------------------------------
              (Address of principal executive offices and zip code)


                                 (610) 313-9700
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5.  Other events.

         On December 5, 2000, U.S. Interactive, Inc. (the "Company") issued a press release announcing that it received a letter from Nasdaq indicating that the Nasdaq staff had determined that the Company had regained compliance with the Nasdaq total assets and total revenue requirement for continued listing on the Nasdaq National Market, based upon reporting total assets and total revenue of at least $50,000,000 in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2000. The Company is currently within a 90 day grace period to achieve compliance with the Nasdaq requirement that shares of the Company's common stock maintain a minimum bid price of $5.00 per share. This grace period expires on January 29, 2001. Nasdaq has informed the Company that in the event the Company is unable to achieve compliance with this requirement by January 29, 2001, the Company will be provided an opportunity to appeal delisting to a Nasdaq Listing Qualifications Panel at that time.

         A copy of the press release is attached hereto as Exhibit 99 to this Report and is incorporated herein by reference.




Item 7.  Financial Statements and Exhibits.

(c)      The following is filed as an Exhibit to this Report:

Exhibit Number    Description
--------------    -----------
     99           Press Release dated December 5, 2000.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Upper Merion Township, Commonwealth of Pennsylvania, on the 5th day of December, 2000.


                                   U.S. INTERACTIVE, INC.


                                   By: /s/ Lawrence F. Shay
                                       --------------------------------------
                                       Lawrence F. Shay
                                       Senior Vice President, Legal and
                                       Corporate Affairs and General Counsel

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                                  EXHIBIT INDEX



Exhibit Number    Description
--------------    -----------
     99           Press Release dated December 5, 2000.